EXHIBIT 23.1






               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use in the Form 10-SB Registration Statement, of Big Fun Toys, Inc. our report for the periods from January 1, 1999 to August 31, 1999 and May 9, 1997 (inception) to August 31, 1999 dated October 29, 1999, relating to the financial statements of Big Fun Toys, Inc. which appear in such Form 10-SB.




                               WEINBERG & COMPANY, P.A.
                               Certified Public Accountants

Boca Raton, Florida
December 14, 1999








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